EXHIBIT 21
Subsidiaries of the Registrant (1), (2) and (3) – at December 31, 2025

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
AKG Marketing Company Limited	87.5	Bahamas
Al-Jubail Petrochemical Company (4) (5)	50	Saudi Arabia
Alberta Products Pipe Line Ltd. (5)	45	Canada
Ancon Insurance Company Inc.	100	Vermont
Barzan Gas Company Limited (5)	7	Qatar
BEB Erdgas und Erdoel GmbH & Co. KG (4) (5)	50	Germany
Canada Imperial Oil Limited	69.6	Canada
Caspian Pipeline Consortium (5)	7.50	Russia/Kazakhstan
Coral FLNG S.A. (5)	25	Mozambique
Cross Timbers Energy LLC (4) (5)	50	Delaware
Denbury Green Pipeline-Texas, LLC	100	Delaware
Denbury Gulf Coast Pipelines, LLC	100	Delaware
Denbury Onshore, LLC	100	Delaware
Ellora Energy Inc.	100	Delaware
Esso Australia Resources Pty Ltd	100	Australia
Esso Deutschland GmbH	100	Germany
Esso Erdgas Beteiligungsgesellschaft mbH	100	Germany
Esso Exploration and Production Angola (Overseas) Limited	100	Bahamas
Esso Exploration and Production Nigeria (Deepwater) Limited	100	Nigeria
Esso Exploration and Production Nigeria Limited	100	Nigeria
Esso Exploration and Production UK Limited	100	United Kingdom
Esso Exploration Angola (Block 15) Limited	100	Bahamas
Esso Exploration Angola (Block 17) Limited	100	Bahamas
Esso Nederland B.V.	100	Netherlands
Esso Norge AS	100	Norway
Esso Petroleum Company Limited	100	United Kingdom
Exxon Azerbaijan Limited	100	Bahamas
Exxon Chemical Arabia Inc.	100	Delaware
ExxonMobil (China) Investment Co. Ltd.	100	China
ExxonMobil (Huizhou) Chemical Co. Ltd.	100	China
ExxonMobil (Taicang) Petroleum Co. Ltd.	100	China
ExxonMobil Abu Dhabi Offshore Petroleum Company Limited	100	Bahamas
ExxonMobil Africa and Middle East Management Ltd	100	United Arab Emirates
ExxonMobil Alaska Production Inc.	100	Delaware
ExxonMobil Asia Pacific Pte. Ltd.	100	Singapore
ExxonMobil Australia Pty Ltd	100	Australia
ExxonMobil Barzan Limited	100	Bahamas
ExxonMobil Canada Ltd.	100	Canada

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
ExxonMobil Canada Properties	100	Canada
ExxonMobil Capital Hungary Kft.	100	Hungary
ExxonMobil Central Europe Holding GmbH	100	Germany
ExxonMobil Chemical Gulf Coast Investments LLC	100	Delaware
ExxonMobil China Petroleum & Petrochemical Company Private Limited	100	Singapore
ExxonMobil Development Africa B.V.	100	Netherlands
ExxonMobil Egypt (S.A.E.)	100	Egypt
ExxonMobil Exploracao Brasil Ltda	100	Brazil
ExxonMobil Exploration and Production Malaysia Inc.	100	Delaware
ExxonMobil Finance Company Limited	100	United Kingdom
ExxonMobil Financial Investment Company Limited	100	United Kingdom
ExxonMobil Gas Marketing Europe Limited	100	United Kingdom
ExxonMobil Global Services Company	100	Delaware
ExxonMobil Guyana Ltd.	100	Bahamas
ExxonMobil Holding Company Holland LLC	100	Delaware
ExxonMobil Kazakhstan Inc.	100	Bahamas
ExxonMobil Kazakhstan Ventures Inc.	100	Delaware
ExxonMobil Marine Limited	100	United Kingdom
ExxonMobil Mexico S.A. de C.V.	100	Mexico
ExxonMobil Oil Corporation	100	New York
ExxonMobil Permian Highway Pipeline LLC	100	Delaware
ExxonMobil Petroleum & Chemical BV	100	Belgium
ExxonMobil Pipeline Company LLC	100	Delaware
ExxonMobil PNG Antelope Limited	100	Papua New Guinea
ExxonMobil PNG Limited	100	Papua New Guinea
ExxonMobil Qatargas (II) Limited	100	Bahamas
ExxonMobil Qatargas Inc.	100	Delaware
ExxonMobil Ras Laffan (III) Limited	100	Bahamas
ExxonMobil Rasgas Inc.	100	Delaware
ExxonMobil Sales and Supply LLC	100	Delaware
ExxonMobil Technology and Engineering Company	100	Delaware
ExxonMobil Upstream Integrated Solutions Company	100	Delaware
ExxonMobil Ventures Cyprus Limited	100	Cyprus
Fujian Refining & Petrochemical Co. Ltd. (5)	25	China
GasTerra B.V. (5)	25	Netherlands
Golden Pass LNG Terminal Investments LLC	100	Delaware
Golden Pass LNG Terminal LLC (5)	30	Delaware
Golden Pass Pipeline LLC (5)	30	Delaware

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Gulf Coast Growth Ventures LLC (4) (5)	50	Delaware
Imperial Oil Limited	69.6	Canada
Imperial Oil Resources Limited	69.6	Canada
Imperial Oil Resources N.W.T. Limited	69.6	Canada
Imperial Oil/Petroliere Imperiale	69.6	Canada
Infineum USA L.P. (4) (5)	50	Delaware
Marine Well Containment Company LLC (5)	12.5	Delaware
Mobil Australia Resources Company Pty Limited	100	Australia
Mobil Oil Australia Pty Ltd	100	Australia
Mobil Oil Exploration & Producing Southeast Inc.	100	Delaware
Mobil Oil New Zealand Limited	100	New Zealand
Mobil Yanbu Petrochemical Company Inc.	100	Delaware
Mobil Yanbu Refining Company LLC	100	Delaware
Mozambique Rovuma Venture S.p.A. (5)	35.714	Italy
Nederlandse Aardolie Maatschappij B.V. (4) (5)	50	Netherlands
Palmetto Transoceanic LLC	100	Delaware
Papua New Guinea Liquefied Natural Gas Global Company LDC (5)	33.2	Bahamas
Permian Express Partners LLC (5)	12.3	Delaware
Permian Highway Pipeline LLC (5)	17	Delaware
Phillips Exploration LLC	100	Delaware
Pioneer Natural Resources Company	100	Delaware
Pioneer Natural Resources USA, Inc.	100	Delaware
Pioneer Water Management LLC	100	Delaware
QatarEnergy LNG N (2) (5)	24.15	Qatar
QatarEnergy LNG NFE (3) (5)	25	Qatar
QatarEnergy LNG S (2) (5)	30.517	Qatar
QatarEnergy LNG S (3) (5)	30	Qatar
Saudi Aramco Mobil Refinery Company Ltd. (4) (5)	50	Saudi Arabia
Saudi Yanbu Petrochemical Co. (4) (5)	50	Saudi Arabia
SeaRiver Maritime Inc.	100	Delaware
SeaRiver Maritime LLC	100	Delaware
South Hook LNG Terminal Company Limited (5)	24.15	United Kingdom
Tengizchevroil LLP (5)	25	Kazakhstan
Wink to Webster Pipeline LLC	46.875	Delaware
XH LLC	100	Delaware
XTO Delaware Basin LLC	100	Texas
XTO Energy Inc.	100	Delaware
XTO Holdings LLC	100	Delaware
XTO Permian Midstream LLC	100	Delaware
XTO Permian Operating LLC	100	Texas

NOTES:
(1)For the purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
(2)With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
(3)The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).
(4)The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
(5)The investment in this unconsolidated person is represented by the registrant's percentage interest in the underlying net assets of such person. The accounting for these unconsolidated persons is referred to as the equity method of accounting.

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